UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2020
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [   ]

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SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 12, 2020, the Company issued a news release providing shareholders with an update with respect to a non-exclusive technology licensing agreement (the "Agreement") with Valkor LLC ("Valkor"), a company based in Katy, Texas, that was previously announced on July 2, 2019.

The Agreement grants to Valkor the right to use the Company's proprietary patented technology to engineer, construct, operate and finance oil sands extraction plants (individually, a "Plant") to transform highly oil saturated feed ore recovered from mining operations to heavy crude. Under the Agreement, Valkor agreed to pay the Company a non-refundable license fee of US$2 million per Plant in two payments, with 50% payable upon start of construction of a Plant and 50% payable upon first production of such Plant. The Agreement further provides that Valkor will pay the Company a five percent (5%) royalty based on annual gross sales, excluding solvent and or water, for so long as the licensed technology is covered by a valid claim in the country in which it is used.

Valkor has advised the Company that it has entered into a non-binding memorandum of understanding with Hydrocarbon Dynamics Limited ("HCD"), a company listed on the Australian Securities Exchange, to complete a preliminary study to determine the feasibility to mine HCD's oil sands within HCD's Utah leases. To earn an interest in HCD's Utah leases, Valkor will need to engineer, install and operate a Plant.

Valkor has also advised the Company that it has entered into a non-binding memorandum of understanding with TomCo Energy plc ("TomCo"), a company listed on AIM, the London Stock Exchange's international market for smaller growing companies, in respect of TomCo's leases in the Uintah basin in Utah.  Valkor and TomCo intend to work towards agreeing on the scope of a resource study to identify the locations of the potential resource whereupon Valkor would seek to engineer, construct and operate a Plant.

In the event the foregoing ventures successfully proceed, the Company would be entitled to initial non-dilutive capital, as well as a potential long-term revenue stream through a royalty.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated March 12, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: March 12, 2020	By: /s/Alex Blyumkin Alex Blyumkin Executive Chairman

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